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                                                                     EXHIBIT 4.1

CERTIFICATE NO.                                                           SHARES



                            QUINTANA MARITIME LIMITED

                                  COMMON SHARES
       Incorporated under the laws of the Republic of the Marshall Islands
                            QUINTANA MARITIME LIMITED

       100,000,000 Common Shares             -- No Par Value
        10,000,000 Preferred Shares          -- Par Value U.S. $0.01 each


This Certifies that                                is the owner of

      fully paid and non-assessable Common Shares, no par value, of

                            QUINTANA MARITIME LIMITED

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

The Corporation will furnish to any shareholder upon request and without charge a full statement of the designation, relative rights, preferences and limitations of each class and/or series thereof authorized to be issued by the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunder affixed this day of .



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          SECRETARY                                          PRESIDENT